Exhibit 10.2

Share Purchase Agreement

Between

Synthesis Energy Systems, Inc.

and

Shanghai Zhongmo Investment Management Co., Ltd.

June 18, 2012

Share Purchase Agreement between SES and Zhongmo Execution Version

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into on June 18, 2012 between Synthesis Energy Systems, Inc., a Delaware corporation (“SES”), and Shanghai Zhongmo Investment Management Co., Ltd. ( ), a limited liability company incorporated and existing according to the laws of the People’s Republic of China (“Zhongmo”). The parties to this Agreement are sometimes referred to individually as a “Party” and together as the “Parties.”

WHEREAS, Zhongmo has agreed, among other things, to make an investment in newly issued shares as specified on Schedule 2 to this Agreement (the “Shares”) of the common stock, par value US$0.01 per share, of SES (the “Common Stock”); and

WHEREAS, Zhongmo and SES now desire to complete the investment of Zhongmo in the Shares.

NOW, THEREFORE, in consideration of the agreement of SES to sell the Shares to Zhongmo, and Zhongmo’s agreement to purchase the Shares from SES, upon the terms and conditions contained herein, SES and Zhongmo agree as follows:

1. DEFINITIONS AND INTERPRETATION.

(a) Definitions

In this Agreement, unless the context otherwise requires, the capitalized terms used in the English version of this Agreement and the terms in the Chinese version of this Agreement shall have the meanings ascribed to them in Part 1 of Schedule 1 to this Agreement.

(b) Interpretation

In this Agreement, unless the context otherwise requires, the rules of interpretation set out in Part 2 of Schedule 1 to this Agreement shall apply.

2. SHARE PURCHASE AND PURCHASE PRICE.

(a) Subject to the terms and conditions of this Agreement, Zhongmo agrees to irrevocably purchase from SES, at a purchase price of US$1.50 per share, the number of shares of the Common Stock specified on Schedule 2 to this Agreement for the aggregate purchase price specified on Schedule 2 and SES agrees to issue, or cause to be issued, the Shares to Zhongmo.

(b) The aggregate purchase price shall be paid by Zhongmo by wire transfer in US$ in immediately available funds to a bank account of SES specified prior to the Closing.

(c) The aggregate purchase price shall be paid by Zhongmo to SES from a specific asset management account opened in a custodian bank (the “Custodian Bank”) by a CSRC certified Qualified Domestic Institutional Investor (the “QDII”) appointed by Zhongmo. The QDII will be the record owner of the Shares, but Zhongmo will retain beneficial ownership of the Shares.

Share Purchase Agreement between SES and Zhongmo Execution Version

3. CONDITIONS TO CLOSING. The obligation of the Parties to complete the purchase of the Shares and payment of the purchase price in accordance with Clause 2 of this Agreement is subject to the fulfillment of the following conditions prior to or simultaneously with the Closing unless waived by SES in writing on before the Closing Date:

(a) The representations and warranties by each Party contained in this Agreement shall be true and correct as of the Closing Date in all material respects as though made at such date (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

(b) Zhongmo shall have engaged a CSRC certified QDII to invest in the Shares and Zhongmo shall have paid the RMB fund equivalent of the amount of the purchase price specified on Schedule 2 to this Agreement to the specific asset management account opened in the Custodian Bank by such QDII. In addition, Zhongmo shall have caused the QDII to obtain the required filing with CSRC or other governmental approvals, and Zhongmo shall have caused the QDII to issue a written confirmation to SES confirming that the purchase price payable by Zhongmo has been wired from that specific asset management account to the designated bank account of SES.

Both Parties shall cooperate in good faith and use their best endeavors to satisfy the conditions set forth in Clause 3(a) and Clause 3(b). Either Party shall, after becoming aware thereof, promptly give written notice to the other Party of the satisfaction of any of the conditions to Closing.

4. CLOSING. The purchase of the Shares and the payment of the purchase price by Zhongmo (the “Closing”) shall take place at the Shanghai office of King & Wood Mallesons or such other location as the Parties may mutually agree within five business days of satisfaction or waiver of all conditions precedent specified in Clause 3 (the “Closing Date”).

5. REPRESENTATIONS AND WARRANTIES OF ZHONGMO

Zhongmo hereby represents and warrants to, and agrees with, SES as follows:

(a) Zhongmo is a limited liability company duly incorporated, validly existing, and in good standing under the laws of People’s Republic of China, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

(b) All action on the part of Zhongmo and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Zhongmo hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of Zhongmo, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(c) No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Zhongmo in connection with the engagement of a CSRC certified QDII for the purchase of Shares.

(d) The execution, delivery and performance by Zhongmo of this Agreement and the consummation of the transactions contemplated hereby will not: (i) materially violate any applicable material state, federal or international laws, statutes, rules and regulations and ordinances, including all applicable material decisions of courts having the effect of law in any such jurisdiction applicable to Zhongmo, or any material order or decree of any court or governmental instrumentality applicable to Zhongmo or any of its affiliates or any of their

Share Purchase Agreement between SES and Zhongmo Execution Version property (except for such violations which would not, in the aggregate, result in a material adverse effect on Zhongmo taken as a whole); (ii) materially conflict with or result in the material breach or termination of, constitute a material default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Zhongmo or any of its affiliates is a party or by which Zhongmo, any of its affiliates or any of their material properties is bound; and (iii) result in a material breach or material violation of the charter or bylaws, or other formation documents, of Zhongmo or its affiliates.

(e) Zhongmo will not sell or otherwise transfer the Shares without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws or an exemption therefrom. The Shares have not been registered under the Securities Act or under the securities laws of any state.

(f) Zhongmo represents that it is purchasing the Shares for its own account, for investment and not with a view toward resale or distribution except in compliance with the Securities Act. Zhongmo has not received or made an offer to sell the Shares being acquired, or to be acquired, nor does it have any present intention of selling, distributing or otherwise disposing of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act.

(g) Zhongmo has the financial ability to bear the economic risk of loss of Zhongmo’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in SES.

(h) Zhongmo has been furnished by SES all information (or has been provided by SES access to all information) regarding the business and financial condition of SES, the attributes of the Shares and the merits and risks of an investment in the Shares which Zhongmo has requested or otherwise needs to evaluate the investment in SES. Zhongmo has had an opportunity to read the filings of SES with the U.S. Securities and Exchange Commission (the “SEC”), which are available though the SEC’s website (www.sec.gov) and the website of SES (www.synthesisenergy.com).

(i) In connection with the transactions contemplated by this Agreement, neither Zhongmo nor any of its senior management or directors has taken any action in material violation of any applicable material state, federal or international laws, statutes, rules and regulations and ordinances, including all applicable material decisions of courts having the effect of law in any such jurisdiction applicable to Zhongmo, or any material order or decree of any court or governmental instrumentality applicable to Zhongmo or any of its affiliates or any of their material property, including, without limitation, the United States Foreign Corrupt Practices Act, as amended.

(j) The purchase of the Shares and the payment of the purchase price by Zhongmo through specific asset management account opened through a CSRC certified QDII comply with the relevant Chinese regulations concerning investment of overseas securities. The QDII will be the record owner of the Shares, but Zhongmo will retain beneficial ownership of the Shares.

Share Purchase Agreement between SES and Zhongmo Execution Version

(k) Zhongmo understands, acknowledges and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for SES, such Shares may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(l) Zhongmo understands, acknowledges and agrees that, except as expressly set forth herein, SES makes no representation or warranty, express or implied, at law or in equity, in respect of itself, its business, its operations, its assets, its projects, its prospects or the Common Stock.

(m) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the origination, negotiation or execution of this Agreement based upon arrangements made by or on behalf of Zhongmo.

6. REPRESENTATIONS AND WARRANTIES OF SES.

SES hereby represents and warrants to, and agrees with, Zhongmo as follows:

(a) SES is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, United States, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares pursuant to this Agreement, and to carry out the provisions of this Agreement.

(b) SES directly or indirectly owns the shares in the Subsidiaries listed in Part 1 of Schedule 3 to this Agreement and the shares in the associated companies listed in Part 2 of Schedule 3 to this Agreement. All such SES shares in the Subsidiaries which are free from any Encumbrance, and except as disclosed in Schedule 4 to this Agreement, all such SES shares in the Subsidiaries are validly issued and fully paid up, not subject to any further payment or any restriction on transfer. Except as disclosed in Schedule 4 to this Agreement, each Subsidiary is duly incorporated, validly existing, and in good standing, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary has the qualification to conduct its business in the jurisdiction where such business is operated except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on SES and its Subsidiaries, taken as a whole.

(c) All action on the part of SES and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of SES hereunder and the authorization, issuance or sale and delivery of the Shares being issued hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of SES, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

Share Purchase Agreement between SES and Zhongmo Execution Version

(d) The Shares, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

(e) SES has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of SES, none of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the Closing Date). As of their respective dates, the financial statements of SES included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of SES and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of SES included in the SEC Documents, SES has no liabilities, contingent or otherwise, other than liabilities as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on SES and its Subsidiaries taken as a whole.

(f) No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of SES in connection with (i) the valid execution, delivery, or performance of this Agreement by SES, and (ii) the offer, sale or issuance of the Shares by SES, except any notices of sale required to be filed with the SEC under the Securities Act, the listing notification required by the NASDAQ Stock Market or such other post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

(g) To the knowledge of SES, the execution, delivery and performance of this Agreement and consummation of the transaction contemplated hereunder by SES will not: (i) materially violate any applicable material state, federal or international laws, regulations, rules or decrees, including any ruling of any competent court in any jurisdiction applicable to SES and its Subsidiaries, or any material order or statute of any court or government authority applicable to SES or its Subsidiaries, affiliates or any of their properties (except for such violations which would not, in the aggregate, result in a material adverse effect on SES and its Subsidiaries taken as a whole); (ii) materially conflict with, result in violation or cessation of application of, constitute material default or acceleration under any material deed, mortgage, trust deed, lease, agreement or other deeds involving SES or its Subsidiaries or any of their properties, or (iii) cause material violation of or material default under the articles of association, bylaws and other incorporation documents of SES or its Subsidiaries.

Share Purchase Agreement between SES and Zhongmo Execution Version

(h) Except as disclosed in Schedule 4 to this Agreement and to the knowledge of SES, SES and its Subsidiaries own all material certificates, licenses, authorizations and permits necessary for them to conduct their respective business issued by competent state, district or Chinese or other foreign government authorities (“Material Permits”), except where the failure to have such certificates, licenses, authorizations and permits would not result in a material adverse effect on SES and its Subsidiaries taken as a whole). To the knowledge of SES, neither SES nor any of its Subsidiaries has received any notice on possible cancellation or amendment of such Material Permits. SES and its Subsidiaries have paid all material expenses payable for such Material Permits.

(i) Except as disclosed in Schedule 4 to this Agreement and to the knowledge of SES, SES and its Subsidiaries have good and valid title, subject only to Permitted Encumbrances, to all owned personal property, real property and a good and valid leasehold interest, subject only to Permitted Encumbrances, to all leased personal property used in connection with the conduct of their business, free and clear of all Encumbrances. SES and its Subsidiaries have good and indefeasible title in their owned real property free and clear of all Encumbrances (other than Permitted Encumbrances).

(j) Except as disclosed in Schedule 4 to this Agreement attached hereto and to the knowledge of SES, neither SES nor its Subsidiaries have any material pending or threatened litigation, arbitration, judgment, claim, request or administrative procedure involving relevant business or assets of SES and its Subsidiaries against SES and its Subsidiaries.

(k) Except as disclosed in Schedule 4 to this Agreement and to the knowledge of SES, neither SES nor its Subsidiaries have violated any material environmental laws, regulations or relevant rules or specifications related to the environment. SES and its Subsidiaries have all environmental approvals and licenses as required for their normal operation (except where the failure to have such approvals and licenses would not result in a material adverse effect on SES and its Subsidiaries taken as a whole), which are in full force and effect, and there is no administrative procedure of replacement or cancellation of such licenses.

(l) Except as disclosed in Schedule 4 to this Agreement and to the knowledge of SES, SES and its Subsidiaries have made all necessary federal, state and foreign tax declarations (including but not limited to Chinese tax declaration) according to law and have paid any payable tax (other than taxes contested in good faith), and there is no ongoing tax audit, inspection or penalty. To the knowledge of SES, neither SES nor its Subsidiaries have received any notice requesting such audit, inspection or penalty.

(m) To the knowledge of SES, SES and its Subsidiaries abide by the applicable labor laws in all material respects, and there are no current labor disputes.

(n) SES and its Subsidiaries own or have the right to use all material patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, copyrights, licenses or other intellectual property rights or other similar rights (“Intellectual Property Rights”) related to their business. To the knowledge of SES, neither SES nor any of its Subsidiaries has received any notice from any third party indicating infringement of its rights by SES or such Subsidiary. To the knowledge of SES, all Intellectual Property Rights of SES are valid in all material respects and there are no third-party infringements with respect to the Intellectual Property Rights of SES.

(o) SES and its Subsidiaries are not in violation in any material respect of any law or order applicable to their business (except for such violations which would not, in the aggregate, result in a material adverse effect on SES and its Subsidiaries taken as a whole) and have not received any written notice from any governmental authority of the possible violation of any applicable law.

Share Purchase Agreement between SES and Zhongmo Execution Version

(p) In connection with the transactions contemplated by this Agreement, to the knowledge of SES, neither SES nor any of its senior management or directors has taken any action in material violation of any applicable material state, federal or international laws, statutes, rules and regulations and ordinances, including all applicable material decisions of courts having the effect of law in any such jurisdiction applicable to SES, or any order or decree of any court or governmental instrumentality applicable to SES or any of its Subsidiaries or any of their material property, including, without limitation, the United States Foreign Corrupt Practices Act, as amended.

(q) SES understands, acknowledges and agrees that, except as expressly set forth herein, Zhongmo makes no representation or warranty, express or implied, at law or in equity, in respect of itself, its business, its operations, its assets, its projects or its prospects.

7. POST-CLOSING AGREEMENTS.

(a) Zhongmo understands, acknowledges and agrees with SES as follows: (i) except as required by law and described in this Agreement, the purchase of the Shares is irrevocable, (ii) the offering of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by Zhongmo herein; and (iii) there can be no assurance that Zhongmo will be able to sell or dispose of the Shares.

(b) Zhongmo understands, acknowledges and agrees that, as a result of the acquisition of the Shares, it shall be required to file with the SEC a Schedule 13D (Information to Be Included in Statements Filed Pursuant to Rule 13d-1(a) and Amendments Thereto Filed Pursuant to Rule 13d-2(a)) and a Form 3 (Initial Statement of Beneficial Ownership of Securities). Zhongmo further understands, acknowledges and agrees that it is Zhongmo’s sole responsibility to amend these documents as necessary after they are filed and SES shall have no liability or obligation to Zhongmo with respect thereto.

(c) Zhongmo shall not sell, assign or transfer any Shares, and shall cause the Shares to not be sold, assigned or transferred, until the twelve month anniversary of the Closing Date.

(d) For so long as Zhongmo owns or controls at least 5% of the total issued and outstanding shares of Common Stock at any meeting of stockholders of SES or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, Zhongmo shall, including by executing a written consent if requested by SES, vote (or cause to be voted) the Shares in favor of each director nominated by the board of directors of SES. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under Section 218(c) of the Delaware General Corporation Law.

(e) Until the third anniversary of the Closing Date, neither Zhongmo nor its affiliates, shall, without the prior written consent of the SES Board, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities or rights to acquire any securities (or any other beneficial ownership thereof) or assets of SES or any of its subsidiaries (provided that the foregoing shall not apply to any acquisition of securities under the terms hereof); (B) any merger or other business combination or tender or exchange offer involving SES or any of its subsidiaries; or (C) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any voting securities of SES, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the Exchange Act); (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to SES; (iii) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth in this Clause 7(e), or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (iv) take any action which might cause or require SES, Zhongmo and/or their affiliates to make a public announcement regarding any of the types of matters set forth in this Clause 7(e); or (v) disclose any intention, plan or arrangement relating to any of the foregoing.

Share Purchase Agreement between SES and Zhongmo Execution Version

(f) The proceeds received by SES arising from this purchase of Shares, after netting off all direct costs and expenses, shall be fully applied to the operations and projects of SES in China and shall be deposited into a bank account in China (including Hong Kong) under the management of SES China within six (6) months after Closing.

(g) After the Closing Date, Zhongmo may, if practicable, process the application outbound investment and acquire the Shares from the QDII in accordance with the PRC laws to the effect that Zhongmo can hold the Shares in SES directly and SES shall give reasonable assistance to Zhongmo to effect this.

8. SURVIVAL AND INDEMNIFICATION.

(a) The representations, warranties and covenants of SES and Zhongmo contained in this Agreement will survive the Closing Date for a period of one year. The representations and warranties will not be affected or reduced as a result of any investigation or knowledge of SES or Zhongmo.

(b) SES will indemnify, defend and hold harmless Zhongmo and its officers, directors, employees, affiliates and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates and agents), against any and all liabilities, damages and losses and, but only to the extent asserted in any claim, demand, action, suit or proceeding made or brought by any person who or which is not a party to this Agreement or who or which is not an affiliate of any Party to this Agreement (such claim, a “Third-Party Claim”), punitive damages, and all costs or expenses, including reasonable attorneys’ and consultants’ fees and expenses incurred in respect of Third-Party Claims or claims between the Parties hereto (collectively, “Damages”), to the extent incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by SES in Clause 6 to be true and correct as of the date hereof or as of the Closing Date or (ii) breach of any covenant herein; provided, however, that SES will not be liable to Zhongmo under this Clause 8(b) unless the aggregate amount of Damages exceeds US$100,000, and then only for those Damages in excess of such amount; provided, further, that the liability of SES under this Clause 8(b) to Zhongmo will not exceed, in the aggregate, an amount equal to US$1,200,000. Notwithstanding anything contained in this Agreement to the contrary, none of the limitations in the preceding sentence shall apply in the case of fraud or intentional misrepresentation.

(c) Zhongmo will indemnify, defend and hold harmless SES and its officers, directors, employees, affiliates, stockholders and agents, and the successors to the foregoing (and their respective officers, directors, employees, affiliates, stockholders and agents), against any and all Damages, incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Zhongmo in Clause 5 to be true and correct as of the date hereof or as of the Closing Date or (ii) breach of any covenant herein; provided, however, that Zhongmo will not be liable under this Clause 8(c) unless the aggregate amount of Damages exceeds US$100,000 and then only for those Damages in excess of such amount; provided, further, that the liability of Zhongmo under this Clause 8(c) will not exceed, in the aggregate, an amount equal to US$1,200,0000. Notwithstanding anything contained in this Agreement to the contrary, none of the limitations in the preceding sentence shall apply in the case of fraud or intentional misrepresentation.

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(d) If any person who or which is entitled to seek indemnification under Clauses 8(b) or 8(c) (an “Indemnified Party”) receives notice of the assertion or commencement of any Third-Party Claim against such Indemnified Party with respect to which the person against whom or which such indemnification is being sought (an “Indemnifying Party”) is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than twenty days after receipt of such written notice of such Third-Party Claim. Such notice by the Indemnified Party will describe the Third-Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably estimable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (which will be reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

(e) Any Indemnifying Party will have the right to defend the Indemnified Party against any third party claim for which it is entitled to indemnification from such Indemnifying Party under this Clause 8 with counsel reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in Clauses 8(b) or 8(c), (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill their indemnification obligations hereunder, (iii) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party diligently conducts the defense of the Third-Party Claim.

So long as the Indemnifying Party has undertaken to conduct the defense of the Third-Party Claim in accordance with this Clause 8(e), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party shall keep the Indemnified Party informed as to the status of the claim for which it is providing a defense. Notwithstanding anything to the contrary herein, in the event that (A) any of the conditions in this Clause 8(e) is or becomes unsatisfied; (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to defend such action within thirty days after the Indemnifying Party received notice of the Third-Party Claim; (C) the Indemnified Party shall have reasonably concluded, based upon written advice of counsel, that it has defenses available to it that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party with respect to such different defenses); or (D) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, then the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and, the Indemnifying Party will be responsible for the Indemnified Party’s costs of defending against the Third-Party Claim (including reasonable attorneys’ fees and expenses), and the Indemnifying Party will remain responsible for the entirety of the Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim.

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(f) Any claim by an Indemnified Party on account of Damages which does not result from a Third-Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party a written notice thereof. The Indemnifying Party will have a period of twenty days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such twenty day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement or at law.

(g) A failure to give timely notice or to include any specified information in any notice as provided in Clause 8(d) or 8(e) will not affect the rights or obligations of any Party hereunder, except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

(h) All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds.

(i) All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds or amounts paid by third parties in connection with Damages as of the date that an indemnification payment is due, but in each case only to the extent actually received by the Indemnified Party (net of any applicable deductible or self-insured retention and any costs of collection) as a result of the Damage for which the Indemnified Party is seeking indemnification. Each Party agrees to promptly make a claim against any applicable insurance with respect to any Damage that would otherwise be payable pursuant to Clause 8(b) or 8(c), as applicable. If an Indemnified Party hereunder both collects proceeds from any insurance company or third party and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the amount payable with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

(j) The indemnification provisions of this Clause 8 shall constitute the sole and exclusive remedy for Damages in respect of any breach of or default under this Agreement by any Party and each Party hereby waives and releases any and all statutory, equitable, or common law remedy for Damages any Party may have in respect of any breach of or default under this Agreement.

9. TERMINATION. This Agreement may be terminated upon the occurrence of any of the following:

(a) by any Party if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(b) by any Party, if there shall have been a breach of any other Party’s covenants, agreements, representations or warranties set forth in this Agreement which breach, either individually or in the aggregate, would result in the failure of any condition precedent as set out in Clause 3;

(c) by any Party, if the Closing Date has not occurred by July 31, 2012, provided that such date can be extended by mutual agreement in writing of the Parties; or

(d) at any time upon the mutual agreement of the Parties.

Share Purchase Agreement between SES and Zhongmo Execution Version

Notwithstanding this, the respective rights and obligations of the Parties set forth in Clause 8 and Clause 10, as well as this Clause 9, shall survive any termination or expiration of this Agreement

10. MISCELLANEOUS.

(a) This Agreement may not be assigned by Zhongmo to any person or entity without the prior written consent of SES.

(b) Any information provided to Zhongmo by SES in connection with or pursuant to this Agreement shall be subject to the Confidentiality Agreement between SES and Zhongmo dated June 8, 2012.

(c) Each Party will obtain the approval of the other Party before issuing, or permitting any agent or affiliate to issue, any press releases or otherwise making or permitting any agent or affiliate to make any public statements with respect to this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosure to any governmental authority as reasonably necessary to provide notices and seek consents), (ii) required (upon advice of counsel) by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates or (iii) such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; and provided, further, that, in the case of clauses (i) and (ii), each Party shall use its best efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(d) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the Party effecting the same against whom any change, discharge or termination is sought.

(e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered, delivered by internationally recognized overnight courier or sent by registered mail, return receipt requested, addressed: (i) if to SES, to Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, Attention: Kevin Kelly, with a copy to Porter Hedges LLP, 1000 Main Street, 35th Floor, Houston, Texas 77002, Attention: Robert G. Reedy and (ii) if to Zhongmo, to Unit 11, Room 2402, 1188 Tangshan Road, Shanghai 200082, PRC, Attention: Yang Chong Yi.

(f) Failure of a Party to exercise any right or remedy under this Agreement or otherwise, or a delay by a Party in exercising such right or remedy, will not operate as a waiver thereof. No waiver by a Party will be effective unless and until it is in writing and signed by such Party.

(g) This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to any conflicts of laws principles that would cause this Agreement to be interpreted by the laws of any other jurisdiction. Any disputes, controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in the Hong Kong International Arbitration Centre (the “HKIAC”) and in accordance with the UNCITRAL Arbitration Rules as at present in force and may be amended by the rest of this Clause. The arbitration shall be conducted in the English language before a panel of three arbitrators, one chosen by each of the parties and the third chosen by the initial two arbitrators. If the initial two arbitrators cannot agree on the identity of the third arbitrator, the third

Share Purchase Agreement between SES and Zhongmo Execution Version arbitrator shall be determined by the HKIAC. The decision of the arbitrators, rendered in writing, shall be final and binding on the parties, and may be entered and enforced in any court of competent jurisdiction. Each party shall bear its own costs of the arbitration with the arbitrator’s fees to be borne equally by the parties. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h) This Agreement is written in English and Chinese. Should there be any conflicts between the two versions, the English version shall prevail.

(i) This Agreement may be executed through the use of separate signature pages or in any number of counterparts (including by facsimile or Portable Document Format (pdf) transmission), and each of such counterparts shall, for all purposes, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, SES and Zhongmo have caused this Agreement to be executed by a duly authorized officer on the day and year indicated at the beginning of this Agreement.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Khee Yoong Lee
Name:	Khee Yoong Lee
Title:	Vice President and Director — Business Operations — China

By:	/s/ Lorenzo Lamadrid
Name:	Lorenzo Lamadrid, as Attorney In Fact for Synthesis Energy Systems, Inc.

SHANGHAI ZHONGMO INVESTMENT MANAGEMENT CO., LTD.
( )

By:	/s/ Yang Cong Yi
Name:	Yang Cong Yi ( )
Title:	Legal Representative

SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

Share Purchase Agreement between SES and Zhongmo Execution Version

Schedule 1 Definitions and Interpretation

Part 1 — Definitions

Business Day	means a bank working day other than a Saturday, Sunday or a statutory holiday in the PRC

Closing	has the meaning ascribed to it in Clause 4

Closing Date	has the meaning ascribed to it in Clause 4

CSRC	means China Securities Regulatory Commission

Custodian Bank	means the custodian bank designated by the QDII

Damages	has the meaning ascribed to it in Clause 8(b)

Direct Claim	has the meaning ascribed to it in Clause 8(f)

Encumbrance	means any claim, liability, title defect, mortgage, assignment, deed of trust, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, interest, conditional sale agreement, easement, option, right or claim of others, preference, priority, proxy, transfer restriction or charge or encumbrance of any kind or nature whatsoever, whether voluntarily incurred, arising by operation of law or otherwise, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof, but excluding Permitted Encumbrances.

Exchange Act	has the meaning ascribed to it in Clause 6(e)

HKIAC	has the meaning ascribed to it in Clause 10(g)

Indemnified Party	has the meaning ascribed to it in Clause 8(d)

Indemnifying Party	has the meaning ascribed to it in Clause 8(d)

Intellectual Property Rights	has the meaning ascribed to it in Clause 6(n)

Material Permits	has the meaning ascribed to it in Clause 6(h)

Share Purchase Agreement between SES and Zhongmo Execution Version

Permitted Encumbrance	means (a) Encumbrances for taxes being contested in good faith by appropriate proceedings or not yet delinquent, (b) statutory encumbrances (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s lien, and other similar Encumbrances) arising in the ordinary course of business securing payments being contested in good faith by appropriate proceedings or not yet delinquent or (c) restrictive covenants, easements and defects, imperfections or irregularities of title or encumbrances, if any, as would not result in a material adverse effect on SES and its Subsidiaries taken as a whole.

PRC	means the People’s Republic of China, excluding for the purposes of this Agreement the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan

QDII	has the meaning ascribed to it in Clause 2(c)

RMB	means Renminbi, the lawful currency of the PRC

Securities Act	has the meaning ascribed to it in Clause 5(e)

SEC	has the meaning ascribed to it in Clause 5(h)

SEC Documents	has the meaning ascribed to it in Clause 6(e)

SES	has the meaning ascribed to it in the preamble to this Agreement

Shares	has the meaning ascribed to it in the recitals to this Agreement.

Subsidiaries	means the companies specified in Part 1 of Schedule 3, in which SES owns, directly or indirectly, 50% or more of the outstanding equity interests

Third Party Claim	has the meaning ascribed to it in Clause 8(b)

US$	means the lawful currency of the United States of America

Zhongmo	has the meaning ascribed to it in the preamble to this Agreement

Part 2 — Interpretation

1	Recitals, Clauses, Schedules etc.

References to this Agreement include any Schedules to it and references to recitals, clauses, sub-clauses and schedules are to recitals, clauses and sub-clauses of, and schedules to, this Agreement.

2	Singular and Plural

The singular shall include the plural and vice versa.

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3	Gender

References to one gender shall include all genders.

4	Headings

Headings shall not affect the construction of this Agreement.

5	Day and Time

5.1	Unless otherwise provided or the context otherwise requires, if any rights or obligations under this Agreement fall on a day or date which is not a Business Day, such rights or obligations shall instead fall on the next succeeding Business Day after such stated day or date.

5.2	Unless otherwise provided or the context otherwise requires, references to time are to the local time in Beijing in the PRC.

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Schedule 2

Number of Shares	Aggregate Purchase Price
4,177,335	US$	6,266,002

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Schedule 3

Part 1 — SES Subsidiary

•	Synthesis Energy Holdings, Inc. (Florida corporation) (100%)

•	Synthesis Energy Systems, Inc. (British Virgin Islands corporation) (100%)

•	Synthesis Energy Systems Investments, Inc. (Mauritius corporation) (100%)

•	Synthesis Energy Investment Holdings, Inc. (Mauritius corporation) (100%)

•	Synthesis Energy Technology Holdings, Inc. (Mauritius corporation (100%)

•	Synthesis Energy Systems Technologies, LLC (Delaware limited liability company) (100%)

•	SES New Energy Technologies (Shanghai) Co., Ltd. (Chinese corporation) (100%)

•	SES Resources, LLC (Delaware limited liability company) (100%)

•	SES Resources Solutions, Ltd. (British Virgin Islands corporation (50%)

•	Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd. (Chinese joint venture) (98%)

•	SES-GCL (Inner Mongolia) Coal Chemical Co., Ltd. (Chinese joint venture) (51%)

Part 2 — SES Associated Companies

•	YMCIG-SES New Energy Company Ltd (Chinese joint venture) (25%)

•	YMCIG-SES Methanol Products Company Ltd (Chinese joint venture) (25%)

•	YMCIG-SES New Gas Company Ltd (Chinese joint venture) (25%)

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